UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report (Dated of earliest event reported): May 3, 2023

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 000-29480

Washington			91-1857900
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

201 Fifth Avenue SW,	Olympia	WA	98501
(Address of principal executive offices)			(Zip Code)
(360) 943-1500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HFWA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)The Annual Meeting of Heritage Financial Corporation (the “Company”) was held on May 3, 2023.

(b)There were a total of 35,106,777 of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 28,433,223shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1. Election of Directors. The following individuals were elected as directors for one year terms:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Eric K. Chan	24,992,312	70,696	19,242	3,350,973
Brian S. Charneski	24,161,187	907,403	13,660	3,350,973
Jeffrey J. Deuel	24,806,613	264,811	10,826	3,350,973
Trevor D. Dryer	24,920,112	145,870	16,268	3,350,973
Kimberly T. Ellwanger	24,189,767	884,156	8,327	3,350,973
Deborah J. Gavin	24,898,781	175,159	8,310	3,350,973
Gail B. Giacobbe	24,913,199	155,125	13,926	3,350,973
Jeffrey S. Lyon	24,478,499	593,283	10,468	3,350,973
Frederick B. Rivera	24,718,956	347,183	16,111	3,350,973
Brian L. Vance	24,498,193	567,745	16,312	3,350,973
Ann Watson	24,634,859	439,082	8,309	3,350,973
Based on the votes set forth above, the above named directors were duly elected to serve as directors of the Company for a one year term expiring at the annual meeting of shareholders in 2024 and until their respective successors have been duly elected and qualified.

Proposal 2. Advisory (non-binding) resolution to approve the compensation paid to the Company's named executive officers. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,108,236	862,050	111,963	3,350,973
Based on the votes set forth above, the compensation paid to the named executive officers was approved by shareholders. The Company presents annually an advisory vote on the compensation paid to the Company's named executive officer's.

Proposal 3. Advisory (non-binding) vote on the frequency of future advisory votes on the compensation paid to the Company's named executive officers. This proposal received the following votes:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
22,819,775	21,133	2,130,871	110,471	3,350,973
Based on the votes set forth above, an advisory vote on executive compensation to be held annually was approved by shareholders.

Proposal 4. The approval of the Heritage Financial Corporation 2023 Omnibus Equity Plan. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,324,311	609,981	147,957	3,350,973

Based on the votes set forth above, the Heritage Financial Corporation 2023 Omnibus Equity Plan was approved by shareholders.

Proposal 5. Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,107,180	304,681	21,362	N/A
Based on the votes set forth above, the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was duly ratified by the shareholders.

(c)None.
(d)None.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date:
May 4, 2023	/S/ JEFFREY J. DEUEL
Jeffrey J. Deuel
President and Chief Executive Officer
(Duly Authorized Officer)